Exhibit 10.40

FIRST SUPPLEMENT TO FLOATING RATE LOAN – PROCEDURES LETTER

Harris N.A.

111 West Monroe Street

Chicago, Illinois 60690

Prior hereto, the undersigned (the “Borrower”) and you (the “Bank”) have entered into that certain Floating Rate Loan – Procedures Letter dated as of September 15, 2000, as amended (the “Letter Agreement”), under which the Bank in its discretion may from time to time make loans to the Borrower. Currently, all such loans are evidenced by a single demand promissory master note of the Borrower dated September 15, 2000, in the principal amount of $15,000,000 (the “Existing Note”). The Borrower has requested that the Bank temporarily increase the principal amount of loans to the Borrower under the Floating Rate Loan – Procedures Letter to $30,000,000 from the date hereof, for a period of ninety (90) days. Accordingly, in order to evidence such additional loans, the Borrower is concurrently herewith executing and delivering to you an additional demand promissory master note of the Borrower in the principal amount of $15,000,000 (the “Additional Note”) and the Additional Note shall evidence all loans made under the Letter Agreement to the Borrower from the date herewith until December 31, 2006, at which time the Borrower promises to pay to the order of the Bank any outstanding loans extended under the Additional Note.

The Borrowers and the Bank agree that whenever reference is made in the Letter Agreement to the “Note” and the aggregate amount of loans made thereunder, such references shall be a reference to both the Note and the Additional Note. Except as herein supplemented, all the terms, conditions and provisions of the Letter Agreement shall be and remain in full force and effect.

This Supplement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Supplement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Supplement shall be governed by the internal laws of the State of Illinois.

Dated as of September 21, 2006 effective as of September 30, 2006.

FC STONE, LLC

By:	/s/ Robert V. Johnson
Its:	Exec. V.P. & C.F.O.

ACCEPTED:

HARRIS N.A.

By:
Its:	Managing Director